Exhibit 10.16

Technology Development Contract

Project Name: Research and Development of an Ultra-Thin Water-Absorbing Functional Material

The Joint Commissioning Party (Party A): Guangdong Dashuyun Investment Holding Group Co., Ltd.; Dongguan Dashuyun Daily Products Co., Ltd.

The Commissioned Party (Party B): South China Normal University

Date of Signing: January 1, 2024

Place of Signing: 3303 Zhongliang Yunjing Square, Jin’an Road, Guangming District, Shenzhen City, Guangdong

Validity Period: From January 1, 2024 to June 30, 2027

Technology Development Contract

The Joint Commissioning Party (Party A): Guangdong Dashuyun Investment Holding Group Co., Ltd.; Dongguan Dashuyun Daily Products Co., Ltd.

Legal Representative: Zhu Wenquan

Project Contact: Huang Yumao

Contact No.: [***]

Email: huangyumao@bigtreeglouds.com

Mailing Address: 3303 Building 1, Zhongliang Yunjing Square, Shuikou Community,

Matian Subdistrict, Guangming District, Shenzhen City

The Commissioned Party (Party B): South China Normal University

Legal Representative: Wang Enke

Project Contact: He Yang

Contact No.: [***]

Email: [***]

Mailing Address: School of Materials and New Energy, Shanwei Campus of South China

Normal University

Party A is willing to entrust Party B with the research and development of an ultra-thin water-absorbing functional material (“Project”) and pay the corresponding research and development costs and service remunerations; Party B accepts the entrustment and agrees to carry out relevant research and development work. Through consultations on an equal footing, and based on a true and sufficient expression of their respective intentions, the two parties have made and entered into the following agreements (“Contract”) in accordance with the Civil Code of the People’s Republic of China, which shall be mutually adhered to.

Article I. The Project hereunder shall be conducted pursuant to the following requirements:

1. Technical objective: To research and develop technologies for ultra-thin new material and product with great water-absorbing quality and practical functions.

2. Technical content: To study the chemical composition and micro structure of an ultra-thin absorbent material required for the product, which possesses excellent water absorption, retention and other properties; to develop new formulations and preparation methods; to establish the method for testing and analyzing material properties.

3. Technical methods and route: Through analysis of high water-absorption and other technical features, the key formulation and preparation route of a suitable ultra-thin absorbent functional material will be designed. The structure, and physical and chemical properties of the material, and its preparation technique shall be studied by means of experimental analysis such as energy spectrum analysis, structural testing, and physical and chemical tests.

Article II. Within 45 days after the Contract takes effects, Party B shall submit to Party A the research and development plan with the following main components:

1. A phased plan. The Project shall be conducted in three phrases. During phase I, the formulation and preparation route of a suitable ultra-thin absorbent functional material shall be designed through analysis of high water-absorption and other technical features; During phase II, the composition, microstructure, and physical and chemical properties of the prepared material shall be analyzed and tested, and material performance shall be evaluated in an effective and scientific way; During phase III, the formulation and preparation method shall be optimized to develop the core material technology necessary for making the new product;

2. Phase I and phase II of the Project shall commence on January 1, 2024 and be completed on December 31, 2026. The objectives of the first two phases include: a) Working out the formulation of a highly absorbent functional material and prepare the material; b) Establishing the method for testing and analyzing material properties, and effectively evaluating the performance of the prepared material; c) Improving the material formulation and preparation method, and proposing and implementing the idea and scheme for developing a practical new function material for the product. Phase III of the Project shall commence on January 1, 2027 and be completed on June 30, 2027. The objective of phase III is to optimize material formulation and preparation method to develop an ultra-thin and highly absorbent new material with practical functions. Considering Party A’s needs to develop the production process and standard for using the new material on the new product, Party B shall dispatch personnel to assist Party A in this effort.

3. Specific schedule targets.

Below is a list of the specific targets for achieving the objectives in each phase of the Project.

Timeline	Research Content	Targets to Achieve
2024.1.1-2026.6.30	Develops the formulation of a highly absorbent functional material; prepares the material; and analyzes and tests the material structure and properties	To prepare an ultra-thin film or near nanometer-scale polymer material whose water absorption (gram weight ratio) is lab tested to exceed 60 times of the material weight
2026.7.1-2026.12.31	Analyzes the composition, microstructure, and physical and chemical properties of the prepared material; scientifically and effectively evaluate the water-absorbing property of the material	To establish the relationship between material composition /microstructure and water absorption through scientific analysis and tests; To obtain a practical evaluation of the material’s water absorption property
2027.1.1-2027.6.30	Optimizes the material formulation and lab preparation method; studies the core technical principle and methods based on the production process used	To prepare a new material with better water-absorbing capability; To test the new material on the new product with acceptable property evaluation results

Article IV. Party A shall provide Party B with the following technical documentation and assistance:

1. List of technical documentation: Basic technical data, relevant background technology information, state of the existing technology, relevant technical standards, technology type and level of similar products in the industry, patent information relating to the core technology to be developed, etc.

2. The time and method of providing technical documentation: To be provided in person or by post in due time before and during the Project.

3. Matters for assistance: Party A shall provide as much as possible information conducive to the achievement of the development goals, including industry and product information related to the material involved in the Project, results of market research on the product’s new functions, actual production technology and process of Party A’s product, among other product and market information.

After performance of the Contract, the aforesaid technical documentation shall be handled as follows: To be kept safe and confidential by the project leaders of both parties.

Article V. The research and development costs and service remunerations shall be paid in the manner below:

Party B’s account name, account number and name of the bank where the account is opened is:

[***]

Article VI. Changes to the Contract must be made by mutual agreement and confirmed in writing, unless under any of the following circumstances:

1.	A delay in Project delivery due to force majeure;

2.	Change of Party B’s project leader due to resignation or retirement of the original project leader;

3.	None.

Article VII. Without Party A’s consent, Party B may not transfer all or any part of the Project research and development work hereunder to a third party.

Article VIII. If, during the performance of this Contract, the research and development hereunder fails completely or partly due to technical difficulties insurmountable under the current technical level and conditions, which causes any loss to either party or both parties, such loss shall be borne in the manner below: Each party shall bear its own risk of loss, and neither party shall be liable for the losses of the other.

Both parties confirm that the technical risk of the Project hereunder shall be identified in the manner below: To be identified by both parties through consultation. The identification of technical risk shall cover the existence, scope and extent of the technical risk and the degree of loss. The following basic conditions must be met for identification of technical risk:

1. The Project hereunder is difficult enough under the existing technical level and conditions;

2. Party B is not subjectively at fault and the failure is found to be justified.

Party B shall notify Party A within 60 days and take appropriate measures if it becomes aware of any technical risk that may result in a complete or partial failure of the research and development. If Party B fails to notify Party A within the specified time limit or to take appropriate measures, resulting in increased losses, Party B shall be liable for compensating such increased losses.

Article IX. If the technology being the subject of the research and development hereunder is disclosed (including by way of patent) by others during the performance of the Contract, either party shall notify the other within 30 days to terminate the Contract. Failure by either party to notify the other within the specified time limit shall give the other party the right to demand compensation for the resulting losses.

Article X. Both parties confirm that the following confidentiality obligations shall be observed for the performance of this Contract.

Party A:

1. Content of confidentiality (including technical and business information): Party A shall be responsible for keeping confidential all the information and materials of Party B obtained during the cooperation. Party B’s disclosure of the foregoing information to Party A shall not constitute as a transfer or license (or permission thereof) to Party B of any of its patents, copyright (authorship), trade secrets or other intellectual property rights, or of any rights contained in or to which any confidential information belongs.

2. Scope of confidentiality: Party A’s staff involved in the cooperation.

3. Period of confidentiality: From the date of receipt of confidential information until such information enters the public domain.

4. Liability for breach of confidentiality obligation: If Party A breaches the confidentiality obligation and causes losses to Party B, Party A shall compensate Party B for all losses suffered thereby.

Party B:

1. Content of confidentiality (including technical and business information): Party B shall be responsible for keeping confidential all the information and materials of Party A obtained during the cooperation. Party A’s disclosure of the foregoing information to Party B shall not constitute as a transfer or license (or permission thereof) to Party B of any of its patents, copyright (authorship), trade secrets or other intellectual property rights, or of any rights contained in or to which any confidential information belongs.

2. Scope of confidentiality: Member of the Project team and people who may have access to the confidential information due to their cooperation with Party B.

3. Period of confidentiality: From the date of receipt of confidential information until three years after the end of the Contract performance period.

4. Liability for breach of confidentiality obligation: If Party B breaches the confidentiality obligation and causes losses to Party A, Party B shall compensate Party A for all losses suffered thereby.

Article XI. Party B shall deliver the research and development results to Party A in the manner below:

1. The research and development results shall be delivered in the following manner and number of copies: One copy of the formulation of highly absorbent functional material, lab preparation scheme, and related documents; one copy of effectiveness evaluation report for the highly absorbent functional material (to be evaluated by a third party designated by Party A).

2. Time and place for delivering the research and development results: To be delivered by the Project deadline agreed in the Contract at the School of Materials and New Energy.

Article XII. Both parties confirm that the research and development results (“R&D results”) obtained by Party B shall be accepted according to the following standards and methods: Party B submits in accordance with the Contract R&D results related to the core product technology, or R&D results capable of being translated into new product technology; Party A actually evaluates the R&D results, which shall be accepted as qualified if the Project objectives are verified to have been met or the R&D results capable of being translated into product technology.

Article XIII. Party B shall guarantee that the R&D results it delivers to Party A do not infringe the legitimate rights and interests of any third party.

Article XIV. Both parties confirm that the ownership of the R&D results and related intellectual property rights shall be determined in the following 1st manner:

1. All intellectual property rights to and in the R&D results, including but not limited to patents, copyright and technical secrets, shall be vested in Party A.

Article XV. Party B may not transfer all or any part of the R&D results to a third party before or after such results are delivered to Party A; otherwise, Party B shall be liable for breach of contract, and Party A shall have the right to recover the resulting economic losses from Party B.

Article XVI. Party B’s research and development personnel who complete the Project hereunder shall have the right to have their names indicated on the relevant technical result documents as the accomplisher of technical achievements, and to obtain related certificates and awards. They may be credited as the first author, and Party B may be listed as the first unit on relevant academic papers.

Article XVII. The equipment, facilities, materials, and other properties purchased by Party B in connection with the research and development work using the R&D costs shall be owned by Party B.

Article XVIII. Both parties agree that Party B shall, at Party A’s request after delivery of the R&D results, provide Party A’s designated personnel with technical guidance and training, or technical services relating to the use of the R&D results.

1.	Content of technical services and guidance: None.

2.	Place and way of providing technical guidance, trainings or services: None.

3.	Fees and method of payment: None.

Article XIX. Both parties confirm that, if either party violates the provisions of this Contract resulting in a halt, delay or failure of the research and development work, such party shall assume breach liability as follows:

1. If Party A violates the provision of Article IV hereof, it shall submit relevant technical documentation as scheduled. Party B shall not be held liable for any delay in delivery caused thereby.

2. If Party A violates the provision of Article V hereof, it shall pay the research and development costs to Party B as scheduled. Party B shall not be held liable for any delay in delivery caused thereby.

3. If Party B violates the provisions of Article II and Article XI hereof, it shall take remedial measures to achieve the objectives of the Contract within the period specified by Party A. If the objectives of the Contract are not achieved within such period, Party A shall have the right to negotiate the amount of liquidated damages with Party B, and hold the Project leader of Party B fully liable for such liquidated damages.

Article XX. Party A shall have the right to use the research and development results provided by Party B in accordance with this Contract for subsequent improvement. Any new technological achievement of substantive or creative progress resulting therefrom and the rights thereof shall belong to Party A. If, after completion of the research and development work agreed herein, Party B obtains any new technical method and intends to make any subsequent improvement on the basis of the Project’s research and development results, it shall notify Party A before making such improvement. If Party A decides to participate in the improvement, the two parties shall sign a separate cooperative development agreement; If Party A decides otherwise and Party B creates any new technical achievements of substantive or creative progress using its own technology and capital, such new technical achievements shall belong to Party B. Moreover, Party B may not cooperate with Party A’s competitors in the industry for technological upgrading and transformation.

Article XXI. Both parties confirm that Huang Yumao is appointed as the project contact of Party A and He Yang is appointed as the project contact of Party B during the term of this Contract. If either party changes the project contact, it shall promptly notify the other party in writing; otherwise, the party that fails to notify in time and consequently hinders the performance of the Contract or causes any losses shall bear the liabilities accordingly.

Article XXII. Both parties confirm that either party may notify the other to terminate this Contract if any of the following occurs rendering the performance of this Contract unnecessary or impossible:

1.	Any force majeure event occurs, or the technical risk cannot be overcome under the existing technical conditions;

2.	Patented technology adopting the same technical route appears on the market and cannot be avoided.

3.	None.

Article XXIII. Any dispute arising out of the performance of the Contract shall be settled through negotiation or mediation. If negotiation or mediation fails, the following 1st method shall be adopted:

1.	Submit the dispute to the Shenzhen Arbitration Commission for arbitration;

2.	File a suit with the Shenzhen People’s Court in accordance with the law.

Article XXIV. Both parties confirm that the technical terms referred to in this Contract and related annexes shall be defined and interpreted as follows:

1.	None.

2.	None.

Article XXV. The following technical documents in connection with the performance of the Contract shall form an integral part hereof after being confirmed by both parties in the following None way:

1. Technical background information: None;

2. Feasibility Report: None;

3. Technical Evaluation Report: None;

4. Technical standards and specifications: None;

5. Original design and process documents: None;

6. Others: None.

Article XXVI. Both parties agree as follows regarding other matters relating to this Contract: None.

Article XXVII. This Contract is made in four copies of the same legal force.

Article XXVIII. This Contract shall come into force after being signed and sealed by both parties.

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Party A:	Guangdong Dashuyun Investment Holding Group Co., Ltd.

Dongguan Dashuyun Daily Products Co., Ltd. (Seal)

Legal Representative/Entrusted Agent:	(Signature)

Date:

Party B: South China Normal University (Seal)

Legal Representative/Entrusted Agent:	(Signature)

Date: